[Letterhead of Rogoff & Company, P.C.]

                         Consent of Independent Auditors


We hereby consent to the use in this Pre-Effective Amendment to Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated October 1, 2001 relating to the audited financial statements of Inventoy.Com, Inc. for the year ended July 31, 2001 and for the periods from inception (August 11, 1999) to July 31, 2000 and July 2001 which appears in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" in such Form SB-2/A.



                           /s/ Rogoff & Company, P.C.


New York, New York
October 3, 2001